Exhibit 10.3
ADDENDUM TO AGREEMENT DATED 27 MARCH 2006
between
CYCLACEL PHARMACEUTICALS, INC.
and
SCOTTISH ENTERPRISE
151 St Vincent Street Glasgow G2 5NJ DX GW67 or LP 33 Glasgow-6 Tel 0141 248 5011 Fax 0141 248
5819
www.mms.co.uk

TABLE OF CONTENTS

Clause		Page No.

1	DEFINITIONS AND INTERPRETATION	1

2	VARIATION OF THE 2006 AGREEMENT	2

3	LEGAL OPINION	4

4	ENTIRE AGREEMENT	4

5	NOTICES AND RECEIPTS	4

7	GOVERNING LAW AND JURISDICTION	5

ADDENDUM TO AGREEMENT DATED 27 MARCH 2006
which Addendum is made by way of a Deed on June 2009.
between
(1)	CYCLACEL PHARMACEUTICALS, INC. incorporated in Delaware (hereinafter called “Xcyte”);

and
(2)	SCOTTISH ENTERPRISE established under the Enterprise and New Towns (Act) 1990 and having its principal place of business at 5 Atlantic Quay, 150 Broomielaw, Glasgow G2 8LW (hereinafter called “SE”), together the “parties” and each individually a “party”.
WHEREAS
(A)	SE is the holder of 456308 shares of common stock par value $0.001 of Xcyte which along with any shares derived from or representing them are herein referred to as the “Conversion Shares”;

(B)	Xcyte and SE are parties to an Agreement dated 27 March 2006 (the “2006 Agreement”) whereby inter alia Xcyte gave various undertakings to SE in terms of Clause 2 thereof;

(C)	Xcyte proposes to materially reduce the scale of Cyclacel’s operations in Scotland and has sought the written consent of SE to do so; and

(D)	SE is prepared to grant such consent subject to the terms of this Addendum to the 2006 Agreement.
IT IS HEREBY AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION
1.1	In this Addendum unless the context shall otherwise require or the contrary intention appears the following words and expressions shall have the meanings hereinafter ascribed to them:

“Cyclacel”	means Cyclacel Limited, a company incorporated in England under number 03237549;

“Legal Opinion”	means the legal opinion referred to in Clause 3;

“Minimum Operations”	means the application in Scotland of core cell cycle scientific expertise to progress the Current Molecules for use in novel applications for oncology and inflammatory indications, involving the employment by Cyclacel of no less than 9 full time employees based in Scotland, of which no less than 6 shall be senior scientists;

“Current Molecules”	means seliciclib and CYC065, CYC116, CYC347 and CYC245 and PLK1;

“the Deferred Sum”	means a payment of £500,000 in cleared funds by Xcyte or Cyclacel into an account designated by SE; and

“the Sum”	means a payment of £500,000 in cleared funds by Xcyte or Cyclacel into an account designated by SE.

1.2	Words and expressions defined in the 2006 Agreement shall, unless they are otherwise defined herein or unless the context otherwise requires, bear the same meanings in this Addendum.

1.3	In this Addendum:-
1.3.1	the provisions of the Interpretation Act 1978 with respect to interpretation and construction shall apply mutatis mutandis;

1.3.2	the singular includes the plural and the masculine includes the feminine and neuter and vice versa;

1.3.3	references to persons shall include bodies corporate, unincorporated associations and partnerships;

1.3.4	references to recitals and clauses are, unless the contrary intention appears, references to the recitals and clauses of this Addendum and the recitals form part of this Addendum; and

1.3.5	the headings and sub-headings of this Addendum are inserted for convenience only and shall not affect the construction thereof.
1.4	In interpreting this Addendum the “eiusdem generis” rule shall not apply and accordingly the interpretation of general words shall not be restricted by being preceded by words indicating a particular class of acts, matters or things, or by being followed by particular examples.

1.5	For the purposes of this Addendum, the timeous implement by Xcyte of any obligation hereunder shall be of the essence.

2.	VARIATION OF THE 2006 AGREEMENT

2.1	In return for payment of one million pounds (£1,000,000) and the agreement of Xcyte to vary the terms of the 2006 Agreement as set out herein SE has agreed to consent subject to the conditions set out below, to the proposed reduction in the scale of Cyclacel’s current operations in Scotland, provided that such reduction does not reduce the scale of those operations to a scale less than the Minimum Operations.

2.2	For the avoidance of doubt, notwithstanding the foregoing, SE shall be entitled to retain the Conversion Shares, subject to the terms of the 2006 Agreement as varied by this Addendum.

2.3	Conditional upon receipt by SE of the Sum and the Legal Opinion no later than 1 July 2009, Clause 2 of the 2006 Agreement shall thenceforth be varied as follows:-
2.3.1	Clauses 2.1 and 2.2 shall be deleted and the following wording substituted:-
“2.1 Xcyte shall ensure that the scale of Cyclacel’s operations in Scotland shall not, prior to 1 July 2014, reduce below the Minimum Operations, otherwise than with the prior written consent of SE.

2.2 [shall be blank].
2.3.2	Clause 2.4 of the 2006 Agreement shall be deleted and the following new Clause 2.4 substituted:
“2.4.1 In the event of a breach by Xcyte of its obligations under Clause 2.1 or 2.3 above, Xcyte shall, forthwith, notify SE of the occurrence of such breach.
2.4.2 In this Agreement “Trigger Event” means (i) any failure by Xcyte to remedy its breach of clause 2.1 or 2.3 above within (a) 30 days of SE’s receipt of Xcyte’s notice of the occurrence of such breach of clause 2.1 or 2.3 above; or (b) (at SE’s option if Xcyte breaches clause 2.4.1) 30 days of a written notice from SE to Xcyte requiring Xcyte to remedy such breach of clause 2.1 or 2.3 above and (ii) a failure by Xcyte to make payment of the Deferred Sum pursuant to Clause 2.6 of the Addendum to this Agreement dated on or around 19 June 2009 between Xcyte and SE.
2.4.3 If a Trigger Event occurs, SE shall be free to sell the Xcyte Shares at any time within the period of 45 days following the Trigger Event, and Xcyte shall release SE from any restriction Xcyte has applied to the sale of the Conversion Shares and which it is capable of releasing. For the avoidance of doubt this Agreement shall not, of itself, have effect to impose any restriction on SE’s ability to sell the Conversion Shares.”
2.3.3	Clause 2.5 of the 2006 Agreement shall be delete.
2.3.4	In Clauses 2.6 & 2.8 of the 2006 Agreement, delete the words and figures “£5 million” where they appear, and substitute the words and figures “£4,500,000 four million five hundred thousand pounds”.
2.3.5	In Clauses 2.6, 2.7, 2.8, 4.1 and 4.2 of the 2006 Agreement, delete the words in brackets immediately following “Conversion Shares” wherever they appear and in Clause 4.2 delete the words “time of completion of the transaction” at the end and substitute “20 May 2009”.
2.3.6	In Clause 10 of the 2006 Agreement, insert the words “Scottish Courts and the” before the words “English Courts” in the third line.
2.4	In the event that the Sum is not paid in full by 1 July 2009 and/or the Legal Opinion is not received by SE by 1 July 2009, SE may, at its sole option, elect to enforce and pursue the whole rights and remedies otherwise available to it under the 2006 Agreement, without regard to the terms of this Addendum; and, in that event, Xcyte hereby waives and discharges any objection, defence, right or plea it may have to resist or preclude the enforcement of such rights and remedies (specifically any such pleas arising under Clause 2.7 of the 2006 Agreement or otherwise).
2.5	All references in the 2006 Agreement to the Conversion Shares shall be construed as references to the Conversion Shares as defined in this Addendum.
2.6	Xcyte shall make payment to SE of the Deferred Sum no later than 7 January 2010.

2.7	Provided that the Deferred Sum is duly paid on or prior to 7 January 2010 the words and figures £4,500,000 four million five hundred thousand where they occur in clause 2.6 and 2.8 of the 2006 Agreement pursuant to clause 2.3.4 above shall be deleted and the words and figures Four Million Pounds (£4,000,000) substituted therefor.
2.8	If Xcyte fails to make any payment to SE on the date specified herein the provisions of Clause 3 (Default Interest) of the 2006 Agreement shall apply in respect of the amount outstanding.
3.	LEGAL OPINION
No later than 1 July 2009 Xcyte shall, at its expense, procure and deliver to SE a legal opinion addressed to SE in terms satisfactory to SE from a firm of lawyers satisfactory to SE confirming inter alia that Xcyte has power and capacity to enter into and will be bound by the terms of this Addendum.
4.	ENTIRE AGREEMENT
4.1	This document constitutes the entire agreement and understanding of the parties regarding the Addendum to, and variation of, the 2006 Agreement, and supersedes any previous agreement or understanding between the parties relating to the variation of the 2006 Agreement.
4.2	Each of the parties acknowledges and agrees that, in entering into this Addendum, it does not rely upon, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) of any person (whether a party to this Addendum or not) other than expressly set out in this Addendum.
5.	NOTICES
5.1	Any notice to be given under this Addendum or the 2006 Agreement shall be in writing and shall be sent by registered or recorded delivery post or delivered by hand to the address of the relevant party set out below, marked for the attention of the person set out below, or to such other address as that party may from time to time notify to the other parties in accordance with this Clause 5.1
5.1.1	Scottish Enterprise
Address:      Atrium Court, 50 Waterloo Street, Glasgow G2 6HQ
Marked:      “URGENT — For the attention of Gerard Kelly/John McMillan”
5.1.2	Cyclacel Pharmaceutical Inc
Address: James Lindsay Place, Dundee Technopole, Dundee DD1 5JJ
Marked:“URGENT — For the attention of Paul McBarron”
5.2	Notices sent as above will be deemed to have been received as follows:
5.2.1	if sent by post, if posted on a Business Day, they shall be deemed to have been received at 9.00am on the Business Day after the day of posting (in the case of inland registered or recorded delivery mail); and if not posted on a Business Day, they shall be deemed to have been received at 9.00am on the second day after the day of posting (or, if later, the first Business Day occurring more than 2 days after the date of posting) (in the case of inland registered or recorded delivery mail); and

5.2.2	if delivered by hand between 9.00am and 5.00pm on a Business Day (such time period being referred to in this Clause 5.2 as within “Business Hours”), they shall be deemed received when so delivered or, if delivered by hand outside Business Hours, they shall be deemed received at 9.00am on the next Business Day after the time of delivery.
5.3	Each party agrees that, without prejudice to the validity of any other mode of service, any document in any action arising out of, or in connection, this Addendum or the 2006 Agreement (including, but not limited to, any claim form, application notice or other originating process) may be served on any party by being delivered to or left for that party at its address for service of notices under Clause 5.1.

5.4	The Notice provisions contained in Clause 6 of the 2006 Agreement shall cease to have effect.

6.	COUNTERPARTS

This Addendum may be entered into in any number of counterparts and by the parties on different counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Addendum but all the counterparts shall together constitute one and the same agreement.

7.	GOVERNING LAW AND JURISDICTION

This Addendum and rights and obligations of the parties under it shall be governed by and construed in all respects in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the Scottish courts in respect of all disputes or differences arising in connection therewith.

EXECUTED and DELIVERED as a deed in _______ counterparts on the date first above written.

EXECUTED as a deed for and on behalf of	)

SCOTTISH ENTERPRISE by:	)

before this Witness:		Authorised Signatory

Name

Address

Occupation

EXECUTED as a deed for and on behalf of	)

CYCLACEL PHARMACEUTICALS, INC. by:	)

before this Witness:		Authorised Signatory

Name

Address

Occupation